Exhibit 99.1

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VERITAS Software Corporation (NASDAQ: VRTS) today announced that Kenneth E. Lonchar has resigned as executive vice president and chief financial officer. The company said that it had recently become aware that Lonchar had misstated his educational credentials, including incorrectly claiming to have received an MBA from Stanford University.

“Upon receipt of this information, the facts were reviewed with our board of directors, the audit committee of the board, and independent auditors,” said Gary Bloom, chairman, president and CEO, VERITAS Software. “While Ken’s misstatement about his academic credentials is unfortunate, it has no bearing on the accuracy of our financial results or the quality of our financial procedures and controls.”

Bloom further commented, “Ken has made a substantial contribution to VERITAS during his tenure with the company, and we are saddened as to the circumstances of his departure.”

“I regret this misstatement of my educational background,” said Ken Lonchar. “Under the circumstances, I believe my resignation is in the best interests of both the company and myself.”

Jay A. Jones, senior vice president and chief administrative officer, has assumed the role of acting chief financial officer. Jones is the former VERITAS general counsel. In his role today as chief administrative officer, he has responsibility for a majority of general and administrative functions, and possesses a solid working knowledge of VERITAS’ internal controls, processes, and procedures. The company expects to announce a new chief financial officer by the end of the calendar year.

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About VERITAS Software

VERITAS Software Corporation (Nasdaq:VRTS) provides essential storage software solutions that enable customers to protect and access their business-critical data. The company’s corporate headquarters is located at 350 Ellis Street, Mountain View, CA 94043 (650) 527-8000, fax: (650) 527-8050, e-mail: vx-sales@veritas.com, Web site: www.veritas.com.

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This press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. For example, statements by the Company regarding its expectation to announce a new chief financial officer by the end of the calendar year... are forward-looking statements. Our forward-looking statements involve many risks and uncertainties, including the possibility that it will be more difficult than we anticipate to locate and hire a new chief financial officer... These and other factors could cause the actual results we achieve to differ materially from what is projected in the forward-looking statements. For more information regarding potential risks, see the “Factors That May Affect Future Results” section of our most recent reports on Form 10-K and Form 10-Q on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

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